UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2014

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Attached hereto is the Stipulation of Settlement (with exhibits), Order Preliminarily Approving Derivative Settlement and Providing For Notice, and Notice of Settlement of Derivative Action relating to the lawsuit captioned New England Carpenters Pension Fund, derivatively on behalf of Leggett & Platt, Incorporated vs. David S. Haffner, et al., and Leggett & Platt, Incorporated in the Circuit Court of Jasper County, Missouri, Case No. 10-AO-CC00284. The exhibits to the Stipulation of Settlement include:

Exhibit A – [Proposed] Order Preliminarily Approving Derivative Settlement and Providing for Notice

Exhibit A-1 – Notice of Settlement of Derivative Action

Exhibit B – [Proposed] Final Judgment and Order of Dismissal with Prejudice

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1*	Stipulation of Settlement, dated May 12, 2014, relating to the lawsuit captioned New England Carpenters Pension Fund, derivatively on behalf of Leggett & Platt, Incorporated vs. David S. Haffner, et al., and Leggett & Platt, Incorporated in the Circuit Court of Jasper County, Missouri, Case No. 10-AO-CC00284.

99.2*	Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated June 4, 2014

99.3*	Notice of Settlement of Derivative Action, dated June 4, 2014

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: June 10, 2014	By:	/S/ JOHN G. MOORE
John G. Moore
Senior Vice President Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Stipulation of Settlement, dated May 12, 2014, relating to the lawsuit captioned New England Carpenters Pension Fund, derivatively on behalf of Leggett & Platt, Incorporated vs. David S. Haffner, et al., and Leggett & Platt, Incorporated in the Circuit Court of Jasper County, Missouri, Case No. 10-AO-CC00284.

99.2*	Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated June 4, 2014

99.3*	Notice of Settlement of Derivative Action, dated June 4, 2014

*	Denotes filed herewith.